UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017 (December 15, 2017)
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GLADSTONE LAND CORPORATION
(Exact name of registrant as specified in its charter)
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Maryland	001-35795	54-1892552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia 22102	(703) 287-5800
(Address of principal executive Offices) (Zip Code)	Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 15, 2017, Gladstone Land Corporation, as parent guarantor, and its wholly-owned subsidiary, Gladstone Land Limited Partnership, as borrower (collectively, the “Company”), closed on an amendment to the Company’s credit facility (the “Credit Facility”) with Metropolitan Life Insurance Company (“MetLife”). The Company previously announced its entry into the Credit Facility under Item 1.01 on the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2014, and further announced amendments to the Credit Facility under Item 1.01 on the Current Reports on Form 8-K, filed with the SEC on each of September 10, 2015, and October 11, 2016.
As amended on September 3, 2015, the Credit Facility consisted of a $100.0 million long-term note payable (the “2015 Term Note”) and a $25.0 million revolving equity line of credit (the “2015 Line of Credit”), as evidenced by a Loan Agreement and the two promissory notes existing at that time. As amended on October 5, 2016, the Credit Facility consisted of the 2015 Term Note, the 2015 Line of Credit, a $50.0 million long-term note payable (the “2016 Term Note”), and a $25.0 million revolving equity line of credit (the “2016 Line of Credit”), as evidenced by a Loan Agreement and four promissory notes. As amended on December 15, 2017, the commitment under the 2016 Term Note was increased from $50.0 million to $100.0 million, and the commitment under the 2016 Line of Credit was increased from $25.0 million to $50.0 million. As a result of the 2015, 2016, and December 15, 2017, amendments, the Credit Facility now consists of the 2015 Term Note ($100.0 million), the 2015 Line of Credit ($25.0 million), the 2016 Term Note ($100.0 million), and the 2016 Line of Credit ($50.0 million), for a total of $275.0 million, as evidenced by a Loan Agreement and four promissory notes, as amended.
In addition, the December 15, 2017, amendment to the Credit Facility:

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Adjusted the unused fee for all borrowings under the facility from a flat fee of 0.20% on undrawn amounts to a sliding fee (ranging from 0.10% to 0.20%) based on the balance drawn under each individual note; and

•	extended the draw period under each of the 2015 Term Note and 2016 Term Note by one year, through December 31, 2019.
All other material items of the Credit Facility remained unchanged. As part of this amendment, the Company paid aggregate loan fees of $212,500 to MetLife.
The foregoing description of the amendments to the Loan Agreement and promissory notes is not complete and is qualified in its entirety by the full text of the Seventh Amendment to Loan Agreement (filed herewith as Exhibit 10.1), as well as the original and amended 2015 Term Note, 2015 Line of Credit, 2016 Term Note, and 2016 Line of Credit, which were included in the Current Reports on Form 8-K, filed with the SEC on each of September 10, 2015, and October 11, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the amendment to the Credit Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On December 18, 2017, the Company issued a press release (the “Press Release”) announcing the amendment to the Credit Facility. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Seventh Amendment to Loan Agreement, dated December 15, 2017, by and among Gladstone Land Limited Partnership, as borrower, Gladstone Land Corporation, as guarantor, and Metropolitan Life Insurance Company, as lender.

99.1	Press Release, dated December 18, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

December 21, 2017	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer